Exhibit 99.1

omniQ Awarded an Initial Order for its Q Post™, Integrated AI – Machine Vision System, from a Major Retailer with an opportunity for up to 5,000 units in North America.

OMNIQ CORP. (NASDAQ:OMQS) a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, has received an initial order from a Major Retailer with an opportunity to deploy up to 5,000 units in its nation wide locations in North America. This deployment will utilize the Company’s Machine Vision solution providing the customer with crucial information about every entering vehicle, enabling improved speeds and more efficient customer service. In addition, the utilization of omniQ’s Vehicle Recognition System will allow the customer to recommend products tailored to the vehicles unique specifications helping to drive revenue.

Bill Fisher, an omniQ sales executive, noted “This deployment showcases yet another application of how our products take obsolete and time-consuming processes, automates them and in turn becomes a major competitive advantage for retailers in many verticals.”

Through the automation of data capture, businesses are able to spend less time researching vehicle, client, & product information and more time performing revenue boosting tasks that simultaneously improve the customer experience and interaction.

Shai Lustgarten, CEO commented “We continue to put an enormous amount of time and effort into our AI based solutions and targeting the retail market is one of our strategic objectives. This is now the third market we have penetrated with this solution-focused technology and was a logical progression of our vehicle recognition system after its notable success in traffic management and safe cities.”

This new order follows the recent announcements of projects and purchase orders including the receipt of a $29 Million project for supply chain equipment from a Fortune 100 corporation, the award of an $11 Million project for the Government of Israel and the award of $4.1 Million for supply chain and data collection systems, resulting in an all time backlog of orders and projects.

About OMNIQ Corp:

OmniQ is an industry leader focused on contributing the world we live in through technology and AI Based solutions.

The following are a few key elements that make our solutions valuable pillars in their respective verticals.

●	Smart Supply: We are an innovative supplier of one of the most important systems in the world. We offer supply chain solutions from the best brands, accompanied by our patented AI for customers large and small who value speed, accuracy, dependability, & innovation.
●	Smart Parking: The cloud-based parking system (PERCS) that uses our highly awarded Vehicle Recognition AI to improve parking operations by eliminating physically demanding and time-consuming tasks by making them digital. It is credible, reliable, scalable, user-friendly, & accurate.
●	Smart Security: Our battle-proven AI-based system has saved lives, protected the vulnerable, reduced crime, & more. We are a force multiplier that fills in the gaps where human limitations hinder effective safety and enforcement.
●	Smart Kiosk: Our subsidiary Dangot is a household name in Israel providing innovative retail solutions. From the smallest restaurant to major Hospitals and the Israeli government, you will find Dangot’s products everywhere.

Visit omniQ.com/investors for more information, or call or email to schedule an investment opportunity presentation.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.

Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission.

Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Koko Kimball

(385)-758-9241

kkimball@omniq.com